Exhibit 2.1
FORM OF
AGREEMENT AND PLAN OF MERGER
     This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of      , 2010 and effective as of the Effective Time (as defined below), pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Act”) is made and entered into by and among Oasis Petroleum LLC, a Delaware limited liability company (“Oasis LLC”), OAS Holding Company LLC, a Delaware limited liability company (“Oasis Holdings”), and OAS Mergerco LLC, a Delaware limited liability company (“Merger LLC”, and together with Oasis LLC and Oasis Holdings, the “Parties”).
RECITALS
     WHEREAS, pursuant to the terms of the Limited Liability Company Agreement of Oasis Holdings dated as of February 26, 2010 (the “New Holdings Agreement”), the various parties to the New Holdings Agreement agreed that the transactions and actions being consummated by the terms of this Agreement were transactions that the parties were obligated to consummate subsequent to the formation of Oasis Holdings and, as a consequence, this Agreement is in furtherance of the terms and obligations of the parties under the New Holdings Agreement;
     WHEREAS, the Board of Managers of Oasis LLC, pursuant to the Liability Company Agreement of Oasis LLC dated March 5, 2007, as amended by Amendment No. 1 to Limited Liability Company Agreement effective November 1, 2007, as further amended by Amendment to Amendment No. 1 to Limited Liability Company Agreement dated June 24, 2008, as further amended by Amendment No. 2 to Limited Liability Company Agreement dated December 1, 2009 (as amended, the “Oasis LLC Agreement”), have adopted by unanimous written consent, resolutions recommending and approving the Merger (as defined below) upon the terms and conditions hereinafter set forth;
     WHEREAS, Oasis Holdings, as the sole member of Merger LLC, has adopted, by its unanimous written consent, resolutions recommending and approving the Merger upon the terms and conditions hereinafter set;
     WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions upon which the Merger shall take place; and
     WHEREAS, Oasis Holdings shall issue interests to the members of Oasis LLC (other than Oasis Holdings) in connection with the Merger described herein and has entered into this Agreement to acknowledge its obligations herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of prescribing the terms and conditions of the Merger and the mode of carrying the same into effect, the Parties hereby covenant and agree as follows:

AGREEMENTS
     1. Effective Time. The Merger shall become effective upon the filing of a Certificate of Merger, in substantially the form of the Certificate of Merger attached hereto as Annex A, with the Secretary of State of the State of Delaware, or at such later date specified in such Certificate of Merger (such time being referred to herein as the “Effective Time”).
     2. Name; Type of Entity; Jurisdiction. The name, type of entity and jurisdiction of formation of the parties to the Merger are as follows:

Name of Entity	Type of Entity	Jurisdiction of Formation
Oasis Petroleum LLC	limited liability company	Delaware
OAS Mergerco LLC	limited liability company	Delaware
     3. Merger. In accordance with Section 18-209 of the Act and subject to and upon the terms and conditions of this Agreement, Merger LLC shall, at the Effective Time, be merged with and into Oasis LLC, the separate organizational existence of Merger LLC shall cease and Oasis LLC shall continue as the surviving entity (the “Merger”). Oasis LLC, as the entity surviving the Merger (the “Surviving Entity”), shall continue its existence as a limited liability company under the laws of the State of Delaware and operate under a new amended and restated limited liability company agreement to be effective as of the Effective Time, the form of which is attached hereto as Annex B.
     4. Conversion of Ownership Interests. At the Effective Time, by virtue of the Merger, all of the interests in Oasis LLC issued and outstanding immediately prior to the Effective Time (other than those owned by Oasis Holdings) shall be converted into interests in Oasis Holdings, as set forth on Schedule I, so that, after giving effect to such conversion, (i) Oasis Holdings is the sole holder of all of the issued and outstanding interests in Oasis LLC and therefore the sole member thereof and (ii) the holders of interests in Oasis LLC issued and outstanding immediately prior to the Effective Time (other than those owned by Oasis Holdings) shall constitute the members of Oasis Holdings as set forth on Schedule I.
     5. Oasis Holdings Signature to this Agreement. Oasis Holdings is a signatory hereto solely for the purposes of agreeing to (i) issue the interests described in Section 4 above, (ii) admit the holders of such interests as members and (iii) amend and restate its Limited Liability Company Agreement, dated February 26, 2010 (the “Original Holdings Agreement”), as described in Section 6 below.
     6. Constituent Documents of the Surviving Entity. At the Effective Time, upon the Merger becoming effective, Oasis LLC’s certificate of formation, as existing and constituted immediately prior to the Effective Time of the Merger, shall be and constitute the certificate of formation of the Surviving Entity until amended in the manner provided by law, and the New Holdings Agreement shall become effective in accordance with its terms, be deemed to amend

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and restate the Original Holdings Agreement in its entirety and thereafter continue as the effective limited liability agreement of Oasis Holdings until thereafter amended.
     7. Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the Act, be supplemented, amended or modified by the mutual consent of Oasis Holdings, on its own behalf and as the sole member of Merger LLC and Oasis LLC.
     8. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.
     9. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.
     10. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Annexes and Schedules hereto and the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the Parties any rights or remedies hereunder..
     11. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
     12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties to the greatest extent legally permissible.
[Signature page follows.]

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     IN WITNESS WHEREOF, Oasis LLC and Merger LLC have caused this Agreement to be executed as of the date first written above.

SURVIVING ENTITY:	OASIS PETROLEUM LLC

	By: Name: Title:	Thomas B. Nusz President and Chief Executive Officer

MERGING ENTITY:	OAS MERGERCO LLC

	By:	OAS HOLDING COMPANY LLC, its sole member

	By: Name: Title:	Thomas B. Nusz President and Chief Executive Officer
AGREED TO AND ACKNOWLEDGED BY:
OAS HOLDING COMPANY LLC

By: Name:	Thomas B. Nusz
Title:	President and Chief Executive Officer
Signature Page

ANNEX A
Agreement and Plan of Merger
ANNEX A

ANNEX B
Agreement and Plan of Merger
Annex B

SCHEDULE I
Agreement and Plan of Merger
SCHEDULE I